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                                                                   EXHIBIT 10.28

                               SECURITY AGREEMENT

        This security agreement ("Agreement") is made as of the ___ day of _______, 2002 by and between WFS Receivables Corporation 2 ("WFSRC2") and WFS Financial Inc ("WFS") and Western Financial Bank (the "Bank") with respect to the following facts:

                                    RECITALS

        A. WFSRC2 and WFS entered into a Sale and Servicing Agreement dated as of August 1, 2000 with respect to the WFS Financial 2000-C Owner Trust pursuant to which WFS is entitled to receive additional servicing fees, the payment of which is deferred until funds are released to WFSRC2 from the spread account established pursuant to that agreement (the "2000-C Spread Account").

        B. WFSRC2 and WFS entered into a Sale and Servicing Agreement dated as of May 1, 2001 with respect to the WFS Financial 2001-B Owner Trust pursuant to which WFS is entitled to receive additional servicing fees, the payment of which is deferred until funds are released to WFSRC2 from the spread account established pursuant to that agreement (the "2001-B Spread Account").

        C. The deferral of payment of accrued Additional Servicing Fees (as defined in those Sale and Servicing Agreements) result in an advance being deemed made by WFS to WFSRC2, which advance is an asset of the Bank, the parent company of WFS, upon consolidation pursuant to GAAP.

        D. To ensure compliance with OTS transactions with affiliates regulations, 12 CFR Section 563.41, WFSRC2 desires to memorialize its intention that WFS and the Bank have a perfected security interest in the money and other investments in or made with funds in each of the 2000-C Spread Account and the 2001-B Spread Account, or with respect to any future similar spread account.

                                    AGREEMENT

        In reliance upon the foregoing facts and in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

        1. WFSRC2 hereby confirms that it has previously orally granted and does hereby grant WFS and the Bank a security interest in all money and other investments in or made with funds in the 2000-C Spread Account and the 2001-B Spread Account, or with respect to any future similar spread account to secure payment of any accrued Additional Servicing Fee earned by WFS which is accounted for as an advance by the Bank.

        2. 2001-B Spread Account are deposited with the Bank and that such funds are invested in reinvestment contracts with the Bank, which essentially results in all cash in the 2000-C Spread Account and the 2001-B Spread Account being in possession of the Bank, except as such funds are otherwise disbursed pursuant to the terms and conditions of the above



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referenced Sale and Servicing Agreements, such that the Bank will have possession of all such funds and will have perfected the security interest previously granted and as granted in this Agreement by that possession.

        3. The Bank shall have all rights of a secured creditor available under the California Uniform Commercial Code.

        4. By reason of limitations set forth in the articles of incorporation of WFSRC2, which limitations are included therein as a condition to obligations issues by WFSRC2 or any trust it originates being rated not less than investment grade, subject to otherwise meeting applicable qualifications for such rating, WFSRC2 may not obligate itself to pay the additional servicing fees except out of funds released from the 2000-C Spread Account and the 2001-B Spread Account, and that any such obligations of WFSRC2 be subordinated to payment of any such rated debt, in both cases while such debt is outstanding. WFSRC2 agrees that to the extent it has not fully paid all accrued Additional Servicing Fees due with respect to the WFS Financial 2000-C Owner Trust or the WFS Financial 2001-B Owner Trust at the time that the last of such owner trusts is terminated in the manner contemplated by the Sale and Servicing Agreement applicable to each such owner trust, that the obligation of WFSRC2 to fully pay such fees shall be unconditional and that WFS and the Bank shall have recourse to all assets of WFSRC2 to enforce that obligation. In addition, notwithstanding the right of WFSRC2 to receive 50% of all amounts released from the spread account, with the remaining 50% being paid to WFS to the extent of any accrued Additional Servicing Fees, WFSRC2 hereby waives and relinquishes its right to receive any amount released from the spread account for either the WFS Financial 2000-C Owner Trust or WFS Financial 2001-B Owner Trust unless and until all amounts of accrued Additional Servicing Fees due to WFS have been paid in full. WFS is hereby authorized by WFSRC2 to so advise and direct the Owner Trustee to disburse any such Excess Spread Amounts to WFS and not to WFSRC2, unless and until all amounts of accrued Additional Servicing Fees due to WFS have been paid in full.

        5. At the sole cost and expense WFSRC2, WFSRC2 shall duly execute and deliver, or cause to be duly executed and delivered to the Bank or WFS, as each may request, such further agreements, documents, instruments and information and do or cause to be done such further acts as may be necessary or proper to evidence and/or perfect the security interests of the Bank or WFS in the money and other investments in or made with funds in the 2000-C Spread Account and the 2001-B Spread Account, or with respect to any future similar spread account or to otherwise carry out more effectively the provisions and purposes of this Agreement as the Bank or WFS may from time to time request.

        6. WFSRC2 shall at all times comply with the requirements of all applicable laws, rules, regulations and orders of all governmental authorities of the United States, the States, foreign countries, states, provinces thereof and their respective counties, municipalities and other subdivisions and of any other jurisdictions (whether domestic or foreign) applicable to it.

        7. That all costs, expenses, obligations and liabilities of WFSRC2 shall be discharged as and when they fall due except any such items being diligently contested in good faith for which appropriate reserves and provisions as required by GAAP have been made, so



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long as by reason of such non-payment and contest no material item or portion of the assets of WFSRC2 is in jeopardy of being seized, levied upon or forfeited.

        8. WFSRC2 shall be in default hereunder if it fails to comply with any provisions set forth herein. Upon any default by WFSRC2 not cured with in 10 days of written notice thereof from the Bank of WFS, the Bank and WFS shall have all rights of a secured creditor under the California Uniform Commercial Code.

        9. Neither the Bank nor WFS shall cause WFSRC2 to, petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against WFSRC2 under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of WFSRC2 or any substantial part of its property, or ordering the winding up or liquidation of the affairs of WFSRC2 at any time that either WFSRC2 or any trust originated by WFSRC2 have any debt obligations outstanding rated by any Rating Agency, as that term is defined in either of the above referenced Sale and Servicing Agreements.

        10. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if telecopied or if delivered by messenger or courier delivery, or sent by first class mail, postage prepaid, certified or registered, return receipt requested, as set forth below or at such other address as may be furnished in writing:

                      If to WFSRC2:

                      WFS Receivables Corporation
                      23 Pasteur
                      Irvine California 92618
                      Attention:  Mark Olson
                      Fax No.: 949-727-2309

                      With a copy to:

                      Guy DuBose, Esq.
                      23 Pasteur
                      Irvine California 92618
                      Fax No.:  949-753-3085

                      If to the Bank or WFS:

                      Western Financial Bank/WFS Financial Inc:
                      15750 Alton Parkway
                      Irvine, California 92618
                      Attention:  Mark Olson
                      Fax No.: 949-727-2309



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Any notice given by messenger or courier delivery as provided in this Section 10 shall be deemed given when delivered if during normal business hours on a Business Day (or if not, the next Business Day after delivery); any notice given by telecopier as provided herein shall be deemed given when sent if during normal business hours on a Business Day (or, if not, the next Business Day after it is sent), provided that at the time such telecopy is sent, the sending party receives written confirmation of receipt and forwards a copy of the notice by mail, messenger or courier delivery as provided herein; any notice given by first class mail, postage prepaid, certified or registered, return receipt requested shall be deemed given two (2) Business Days after the date of mailing. Any party may by notice to the other change the address at which notices and demands may be given to it.

        11. No failure or delay on the part of the Bank or WFS in notifying WFSRC2 of a default, or in exercising, or partial exercise of, any right, power or privilege hereunder shall operate as a waiver of any such default, or privilege or right hereunder or otherwise or preclude any other or further exercise of any other right power or privilege.

        12. This Agreement shall be subject to, construed and governed by, the laws of the State of California without giving effect to such state's conflicts of law provisions, but subject to any federal law that may pre-empt application of the law of California. This Agreement may not be assigned, pledged, hypothecated or otherwise encumbered by WFSRC2. Subject to the foregoing sentence, this Agreement shall inure to the benefit of the Bank and WFS (and their respective successors and assigns) and WFSRC2, and shall be binding upon the successors and assigns of the parties hereto.

        13. This Agreement may be executed in one or more counterparts, each of which shall constitute an original Agreement, but all of which together shall constitute one and the same instrument.

        14. This Agreement and the Sale and Servicing Agreement set forth the entire agreement and understanding of the parties concerning the subject matter of this Agreement and supersede all prior agreements, arrangements, and understandings regarding such subject matter between the parties hereto, which agreements, arrangements and understandings are merged herein.

        15. No modification or waiver of any provision of this Agreement and no consent to any departure by WFSRC2 from the Agreement shall in any event be effective unless the same shall be in writing and signed by the each of the parties hereto and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.


                                         WFS RECEIVABLES CORPORATION

                                         By:
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                                         Its:
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                                         WESTERN FINANCIAL BANK

                                         By:
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                                         Its:
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                                         WFS FINANCIAL INC


                                         By:
                                            ------------------------------------
                                         Its:
                                             -----------------------------------




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